UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2026

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

929 Long Bridge Drive, Arlington, VA	22202
(Address of principal executive offices)	(Zip Code)

(703) 465-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Series A Mandatory Convertible Preferred Stock, $1.00 Par Value	BA-PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Boeing Company held its Annual Meeting of Shareholders on April 17, 2026. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1. Election of Directors
NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Robert A. Bradway	490,089,100	51,733,670	3,851,304	113,043,796
Mortimer "Tim" J. Buckley	519,761,056	22,168,481	3,744,537	113,043,796
Lynne M. Doughtie	523,801,130	18,032,168	3,840,776	113,043,796
David L. Gitlin	528,541,833	13,255,870	3,876,371	113,043,796
Lynn J. Good	517,522,472	24,418,900	3,732,702	113,043,796
Stayce D. Harris	524,427,789	17,028,796	4,217,489	113,043,796
Akhil Johri	527,103,114	14,482,150	4,088,810	113,043,796
David L. Joyce	517,649,065	24,227,151	3,797,858	113,043,796
Steven M. Mollenkopf	507,991,541	33,942,567	3,739,966	113,043,796
Robert Kelly Ortberg	532,227,508	10,371,269	3,075,297	113,043,796
John M. Richardson	526,550,186	15,315,003	3,808,885	113,043,796
Bradley D. Tilden	530,948,794	10,957,353	3,767,927	113,043,796

2. Approve, on an Advisory Basis, Named Executive Officer Compensation:
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
484,097,165	55,595,642	5,981,267	113,043,796

3. Ratify the Appointment of Deloitte & Touche LLP as Independent Auditor for 2026:
FOR	AGAINST	ABSTAIN
633,969,482	21,574,114	3,174,274

4. Shareholder Proposal – Board Committee on Disability Access:
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,933,081	521,642,088	10,098,905	113,043,796

5. Shareholder Proposal – Action by Written Consent:
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
214,181,855	325,275,102	6,217,117	113,043,796

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ John C. Demers
John C. Demers
Corporate Secretary, Vice President & Assistant General Counsel

Dated: April 17, 2026